UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2004

Voxware, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware 0-021403 36-3934824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Lawrenceville Office Park, 168 Franklin Corner Road, Lawrenceville, New Jersey 08648
(Address of Principal Executive Offices)	(Zip Code)
(609) 514-4100
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

G Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

.

Item 1.01. Entry in to a Material Agreement

Renewal of Working Capital line of credit with Silicon Valley Bank.

On December 8, 2004 the Company entered into a second loan modification agreement with Silicon Valley Bank wherein, amongst other factors, the working capital line of credit was renewed to December 27, 2005 and increased from $500,000 to $2,000,000. The terms of the modification agreement allow for immediate availability of $666,667 under this working capital line of credit. The amount of availability is determined by subtracting from $2,000,000 the amount outstanding under the term loan; presently $1,333,333. Starting January 1, 2005 the monthly principal payment under the term loan is approximately $57,000. These monthly principal payments under the term loan will have the effect of increasing the available working capital line of credit by an equal amount. The renewal interest rate is at prime plus one-half percent with a floor rate of prime of 4.5%. The Company plans to file the second loan modification agreement with its upcoming Form 10-QSB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: December 10, 2004 By: /s/ Thomas J. Drury, Jr.

Name: Thomas J. Drury, Jr.

Title: President and Chief Executive Officer